UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2025

AmeriServ Financial, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, PA	15901
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) and (b)

At the 2025 annual meeting of shareholders (the “Annual Meeting”) of AmeriServ Financial, Inc. (the “Company”) held on July 29, 2025, the shareholders voted on the four proposals set forth below and as further described in the Company’s definitive proxy statement dated June 16, 2025. These proposals were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below.

Proposal 1 – Election of three Class III director nominees of the Company’s board of directors, each to serve until the 2028 annual meeting of shareholders, or until the earlier of their resignation or their respective successors shall have been duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Amy Bradley	8,642,087	2,381,228	37,314	2,605,968
Kim W. Kunkle	6,568,982	4,350,065	141,582	2,605,968
Jeffrey A. Stopko	8,657,767	2,363,837	39,025	2,605,968

Proposal 2 – An advisory vote to approve the compensation of the named executive officers of the Company:

For	Against	Abstain	Broker Non-Votes
6,194,419	4,641,996	224,214	2,605,968

Proposal 3 – An advisory vote on the frequency of future advisory votes on the compensation of the named executive officers of the Company:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
9,143,244	36,087	1,794,074	87,224	2,605,968

Proposal 4 – Ratification of the appointment of S.R. Snodgrass P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abtain	Broker Non-Votes
13,414,910	158,340	93,347	-

(d)

The Board of Directors has determined that an advisory vote on executive compensation will be presented for a vote by shareholders of the Company at each annual shareholder meeting.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

Date: July 30, 2025	By	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
President & Chief Executive Officer